EXHIBIT 10.10

                            EQUIPMENT LEASE AGREEMENT

                  This EQUIPMENT LEASE AGREEMENT (the "Lease") by and among AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation (the "Lessor"), whose principal address is 3601 Flamingo Road, Miramar, Florida 33027, AVIATION SALES COMPANY, a Delaware corporation ("AVS"), whose principal address is 3701 Flamingo Road, Miramar, Florida 33027, and KELLSTROM INDUSTRIES, INC., a Delaware corporation (the "Lessee"), whose principal address is 1100 International Parkway, Sunrise, Florida 33323, is made this 1st day of December, 2000 (the "Effective Date").

                  WHEREAS, Lessee desires to enjoy the exclusive use of the Equipment (as hereafter defined); and

                  WHEREAS, Lessor is willing to provide such Equipment for Lessee's exclusive use under this Lease;

                  WHEREAS, AVS is the parent of Lessor and joins in the execution of this Agreement for the purposes stated herein;

                  NOW, THEREFORE, in consideration of the foregoing recitals, the rental payments made hereunder, and the representations, warranties and covenants herein contained, Lessor and Lessee agree as follows, intending to be legally bound:

                  Section 1. Leasing and Purpose.

                  1.1 Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment more particularly described on Schedule 1.1 (the "Equipment"). Lessor represents that the Equipment does not include any "equipment" as defined in that certain Participation Agreement dated as of December 17, 1998 among AVS, as construction agent and lessee; First Security Bank, N.A., f/k/a First Security Bank of Utah, N.A., not individually, except as expressly stated in such Participation Agreement, but solely as Owner Trustee under the Aviation Sales Trust 1998-1; the various banks and other financial institutions a party thereto from time to time, as holders and lenders thereunder; and Nationsbank, N.A., as administrative agent for the lenders (the "TROL Equipment") and, in addition thereto, does not include any equipment that is located in the Ardmore Facilities (as defined in that certain Transition Services Agreement dated as of the date hereof among Lessor, Lessee and AVS (the "Transition Services Agreement")), such equipment being referred to as the "Ardmore Equipment". At such time as Lessor ceases operations at the Ardmore Facilities in accordance with Article III of the Transition Services Agreement, the Ardmore Equipment shall become part of the Equipment and the Rent (as defined below) shall be adjusted in the manner described in Section 3.2 below.

                  1.2 Lessee agrees that the Equipment will be used by the Lessee only for lawful purposes and in the normal and ordinary course of Lessee's business. Lessee understands and agrees

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that it acquires no right of ownership or equity in the Equipment solely as a result of the payment of Rent (as defined below) hereunder.

                  Section 2. Acknowledgment. The parties acknowledge and agree that Lessor has made no representation or warranty of any kind, express or implied, with respect to such Equipment, except as provided in Section 1.1 above and Section 4 below.

                  Section 3. Term, Rent, Options, Additional Consideration and Audit.

                  3.1 The term of this Lease shall run from the Effective Date through the date which is twelve (12) months from and after the Effective Date, unless earlier terminated pursuant to the terms of this Lease (such period of time being hereinafter referred to as the "Term"). The last day of the Term hereof shall be hereinafter referred to as the "Termination Date." Any use of the Equipment by Lessee beyond the Termination Date shall be deemed an extension of the original Term on a month-to-month basis and all obligations of Lessee under this Lease (including the obligation to pay Rent) shall continue until the Equipment is returned to Lessor as provided under Section 12. For purposes hereof, the term "Senior Loan Agreement" means that certain Amended and Restated Loan and Security Agreement dated as of December 14, 1998 among Lessee and certain subsidiaries of Lessee, as borrowers, and Bank of America, N.A., certain other lenders and other parties thereto, as amended through the date hereof.

                  3.2 During the twelve (12) month Term hereof, Lessee agrees to pay to Lessor monthly rental (the "Rent") for the Equipment, in an amount equal to one percent (1.0%) of the net book value of the Equipment as shown on
Schedule 1.1 (the "Net Book Value"). The initial Rent hereunder shall be in the amount of Seventy Seven Thousand Three Hundred Eighty-Five and 67/100 Dollars ($77,385.67) per month. After the Lessor ceases operations at the Ardmore Facilities in accordance with Article III of the Transition Services Agreement, and the Ardmore Equipment becomes part of the Equipment pursuant to Section 1.1 above, the Rent shall be adjusted to take into consideration the Net Book Value of the Ardmore Equipment. The Rent to be paid hereunder is due and payable on a monthly basis in advance, the first such payment being due and payable on the Effective Date and each subsequent payment being due and payable on the first day of each month of the Term, all without demand. In the event the Lease does not begin on the first day of the month or end on the last day of the month, the first and last lease payments hereunder may be prorated for the actual number of days the Lease is outstanding during the first and last month. Lessee agrees to pay the Rent and all other payments to Lessor at the address referred to in
Section 15 below, or where Lessor may otherwise require. This Lease is a NET Lease, under which Lessee's obligations are to pay all Rent and other sums payable hereunder, and Lessee shall pay all costs, expenses and obligations of every kind and nature relating to the Equipment other than claims relating to indebtedness incurred by Lessor or claims arising at any time that are attributable to Lessor. Net Book Value, as used herein, shall not be altered from the amount set forth on Schedule 1.1 hereof, notwithstanding the passage of time or other circumstances which might change the net book value of the Equipment for accounting purposes; however, Net Book Value may be reduced in the event that any of the Equipment is lost, damaged or taken and paid for by Lessee pursuant to Section 8.2. Any such reduction in the aggregate Net Book Value of all the Equipment shall be in an amount of the Net Book Value for the particular equipment lost, damaged or taken (and paid for by Lessee in accordance with Section 8.2).

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                  3.3 Lessee acknowledges and agrees that Lessor may sell all or part of the Equipment to a third party purchaser (a "Supplemental Purchaser").
In the event that Lessor sells all or part of the Equipment to a Supplemental Purchaser (such sold Equipment hereinafter referred to as the "Sold Equipment"), such sale shall be subject to the terms and conditions contained in this Lease. Thereafter, Lessee shall continue to pay Rent hereunder in the same amount as prior to such sale to a Supplemental Purchaser, however, the Rent payments shall be divided in accordance with written instructions jointly provided to Lessee by Lessor and such Supplemental Purchaser. Any Equipment sold to a Supplemental Purchaser shall continue to be subject to the Equipment Purchase Agreement, and such Supplemental Purchaser's purchase of the Equipment shall be subject to the Equipment Purchase Agreement.

                  3.4 The Lessor and Lessee shall conduct a joint inventory of the Equipment, to be completed within ninety (90) days of the Effective Date. Upon completion of such audit, the parties will prepare and attach hereto an amended Schedule 1.1 hereto, whereupon the Net Book Value and the Rent calculated therefrom shall each be adjusted to reflect the findings of the audit. Any overage or underage in payments of Rent made hereunder prior to completion of the audit shall be applied toward the next scheduled payment date after audit completion.

                  Section 4. Representations and Warranties of Lessor.

                  4.1 Other than Permitted Liens (as defined in that certain Asset Purchase Agreement by and between Lessor, Lessee, and AVS (the "Asset Purchase Agreement")), Lessor has good and marketable title to all of the Equipment. Lessor will as of the Effective Date own the Equipment free and clear of any Liens (as defined in the Asset Purchase Agreement) other than Permitted Liens, with full power to lease the same to Lessee free and clear of any Liens (other than Permitted Liens). The Equipment, taken as a whole, is in good operating condition, normal wear and tear excepted. Schedule 1.1 represents all of the Furniture, Fixtures and Equipment line items of the Base Balance Sheet (as defined in the Asset Purchase Agreement), except that Schedule 1.1 does not contain the Ardmore Equipment or the TROL Equipment. If the Lessee pays the Rent as provided hereunder, and observes all other material terms, covenants and conditions hereof, it may peaceably and quietly have, hold and enjoy the Equipment during the Term.

                  4.2 NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION OR ANY OTHER PROVISION HEREOF, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT THE LESSOR AND THE LESSEE ARE NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS SECTION 4 OR IN ANY TRANSACTION DOCUMENTS (AS DEFINED IN THE ASSET PURCHASE AGREEMENT), INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE EQUIPMENT, AND EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE TRANSACTION DOCUMENTS, IT IS UNDERSTOOD THAT LESSEE IS LEASING ALL OF THE EQUIPMENT ON AN "AS-IS" "WHERE-IS" BASIS.

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                  Section 5. Title, Identification, Inspection and Reports.
Lessee acknowledges and agrees that unless and until the Equipment is sold pursuant to the Equipment Purchase Agreement (a) ownership of and title to the Equipment and all accessions thereto remain with Lessor (or a Supplemental Purchaser to the extent applicable); (b) Lessee will make no claim or assert any right to any such Equipment inconsistent with Lessor's ownership, and will make appropriate entries upon the books and records disclosing Lessor's title to the Equipment; (c) if Lessor so requests, Lessee will specifically identify the Equipment in a manner reasonably acceptable to Lessor as being owned and leased by the Lessor, (d) Lessee, at its expense, will protect and defend Lessor's title to the Equipment from and against all claims, encumbrances, liens and legal processes other than those arising out of indebtedness incurred by Lessor or otherwise attributable to Lessor; (e) Lessee will, whenever requested by Lessor, execute and deliver to Lessor all agreements, instruments and documents necessary to fully consummate all of the transactions contemplated herein and necessary for the protection of Lessor's title to the Equipment; (f) Lessee will allow Lessor to inspect the Equipment at reasonable times; (g) Lessee agrees to provide to Lessor at least thirty (30) days prior written notice in the event any portion of the Equipment shall be moved to a location other than as is set forth on Schedule 5 attached hereto; and (h) Lessee agrees not to move any portion of the Equipment that remains subject to the Lease out of the United States.

                  Section 6. Use and Maintenance.

                  6.1 Lessee's use and operation of the Equipment shall be in compliance with the provisions of all applicable Insurance Policies (as hereafter defined) and all pertinent rules, regulations, permits, certification, ordinances and laws of all governmental or regulatory bodies having jurisdiction over Lessee, the Equipment or the use or operation thereof by Lessee. Lessee will use and operate the Equipment in compliance with normal, safe operating procedures for such Equipment and in conformance with applicable operating manuals. Lessee, at its expense, will pay for all required operating services, materials, maintenance and repair and will keep the Equipment in good, safe and satisfactory repair and in the same good and safe operating condition and appearance as when received, excepting only reasonable wear and tear.

                  6.2 Lessee shall not materially alter, modify, make additions or make improvements to the Equipment without prior written approval of Lessor (which shall not be unreasonably withheld). Lessee shall promptly notify Lessor in writing of the nature of any such material change to the Equipment and, if Lessor's approval is given, Lessee shall subsequently notify Lessor that the required work has been accomplished in accordance with Lessor's approval. All such Lessor-approved alterations, modifications, additions and improvements made to the Equipment shall become the property of Lessor and Lessee shall be in default under this Lease if Lessee shall make any material alterations, modifications, or additions to the equipment that have not been approved in writing by Lessor.

                  Section 7. Insurance. Lessee will, at its expense, at all times during the Term, and until the Equipment is returned pursuant to Section 12 or purchased pursuant to the Equipment Purchase Agreement, procure and maintain insurance covering the Equipment, and such insurance shall be of the type, in the amount and with the insurers currently used by Lessee or other insurers of recognized reputation and responsibility. In no event shall such insurance be in amounts less


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than the applicable Net Book Value for the Equipment. A description of all insurance policies covering the Equipment is set forth on Schedule 7 attached hereto (the "Insurance Policies"). All Insurance Policies shall name Lessor and Lessor's assignee (if any) as additional insured and additional loss payee, as their interests may appear, and shall provide that the policies may be altered or cancelled by Lessee or insurer only after 30 days' prior written notice to Lessor, and, within 15 days prior to the expiration of any insurance policy, Lessee shall furnish Lessor with a copy of each replacement insurance policy written with respect to Equipment and with evidence that the required insurance remains current and in full force and effect and has been renewed for the applicable period. Any operation of the Equipment by Lessee while required insurance is not in full force and effect will constitute a default by Lessee under this Lease. The insurance policy or policies evidencing coverage against loss or damage to the Equipment shall also provide that any insurance proceeds payable by such insurer pursuant thereto shall be payable jointly to Lessee and Lessor (or to Lessor's Assignee). Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact coupled with an interest to make claim for, receive payment of, and execute and endorse all instruments, documents, checks or drafts received in payment for loss or damage under insurance policies. Notwithstanding any provision to the contrary contained herein, Lessor shall only be entitled to receive insurance proceeds to the extent of its interest in the Equipment; accordingly, in the event of loss or damage to any of the Equipment, Lessor shall be entitled to receive no more than the applicable Net Book Value of the applicable Equipment.

                  Section 8. Loss or Damage.

                  8.1 Lessee, during the Term or any other period in which Lessee is in possession of the Equipment, assumes and shall bear the entire risk of loss, destruction, theft, or taking of, or damage to the Equipment from any cause whatsoever (other than attributable to Lessor). Lessee will promptly report to Lessor in writing any material loss, destruction, theft, taking of, damage to, the Equipment, and shall promptly provide Lessor with copies of all reports or documents made by it relating thereto.

                  8.2 In the event that any of the Equipment shall have been lost, destroyed, stolen, or damaged to such an extent that repair thereof is impractical, or in the event of a total taking, which term includes without limitation, seizure, hijacking, condemnation, requisition or taking of possession of any Equipment by any governmental authority, domestic or foreign, or any agency or political subdivision thereof, Lessee shall pay to Lessor or to its assignee or mortgagee the Net Book Value of the applicable Equipment upon the sooner to occur of sixty (60) days after such loss, destruction, theft, damage or taking or three (3) days following the receipt of insurance proceeds therefor. Until such time as the Net Book Value of the applicable Equipment is paid for either directly by Lessee or by the insurer, Lessee shall continue to pay the applicable Rent for such Equipment, as well as all other sums payable under this Lease relating to such Equipment. Unless otherwise agreed to in writing by Lessor, any nonpayment of insurance proceeds that may be due hereunder will not excuse Lessee from its obligations to pay Lessor as set forth hereinabove.

                  8.3 To the extent that any such loss, damage or taking is covered by insurance, all proceeds of such insurance shall be first applied by Lessee toward satisfaction of the payment required to be made to Lessor or its assignee or mortgagee pursuant to Section 8.2. Upon receipt of the payment in full, as required by Section 8.2, the Term of the Lease for the Equipment so lost,


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destroyed, damaged, taken or stolen shall terminate and the Rent for the remaining Equipment shall be reduced in accordance with the rental formula contained in Section 3.2 above. In such event, Lessee shall become entitled to
(a) all remaining proceeds of insurance pertaining to such Equipment; and (b) all of Lessor's rights, title, duties and interest with regard to such Equipment as they exist at the time of termination, without warranty, express or implied, as to any matter whatsoever. Lessor agrees to deliver to Lessee such duly executed instruments as may be required, and to take such other action necessary to transfer any of the foregoing to the Lessee, and Lessee agrees to accept such transfer.

                  8.4 If the Equipment or any part, component or material thereof shall suffer any loss, destruction, damage or taking, to such an extent that repair remains practicable, Lessee shall, at its own expense (which shall be reimbursable upon completion from any insurance proceeds or, with the written consent of Lessor, shall be made with insurance proceeds), promptly restore such Equipment to good and safe condition, repair and working order, including without limitation, replacing all equipment, parts, components, or materials of such Equipment as shall have been lost, destroyed, damaged or taken with manufacturer approved Equipment, parts, components, or materials of equal or greater value.

                  8.5 Other than with respect to Equipment that is paid for in accordance with Section 8.2 above, no loss, theft, destruction or damage to, or taking of, the Equipment, however occurring and whether or not the same is covered by insurance, shall relieve Lessee of any of its obligations under this Lease.

                  Section 9. General Indemnities. Lessee assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless Lessor, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including legal fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lessor, its agents, employees, officers, directors, successors and assigns, in any way relating to or arising out of this Lease or the Equipment (other than as relates to the use or ownership of the Equipment prior to the Effective Date or any indebtedness incurred by Lessor with respect to the Equipment or otherwise attributable to Lessor), including, without limitation, the ownership, possession, use, selection, delivery, leasing, operation, maintenance, return or condition of the Equipment or any failure on the part of Lessee to perform or comply with any of the terms of this Lease. The assumptions of liability and indemnities contained in this Section 9 shall remain in full force and effect at all times, shall survive the expiration or other termination of this Lease and shall terminate only upon the applicable passage of time outlined in the Asset Purchase Agreement for continuing obligations of the parties thereto. Payments hereunder shall be due on demand.

                  Section 10. Licenses, Certificates, Permits, Fees and Taxes. Lessee agrees during its possession of the Equipment, at its expense, to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by municipal, state, federal or foreign laws and regulations in connection with the possession, use and operation of the Equipment. Lessee shall pay promptly when due all registration, title, license, permit and certificate fees, assessments, sales, use, gross receipts, property and any and all other taxes or other charges of whatever nature incurred on or after the Effective Date (hereinafter collectively called


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"impositions") and by whomever payable (except federal taxes levied on Lessor's net income), now or hereafter imposed during the Term or prior to the return of the Equipment to Lessor, by any state, federal, local or foreign government upon use, ownership, rental, shipment, transportation, delivery or operation of the Equipment or upon or measured by any payments due hereunder or by virtue of any additions, modifications or repairs to the Equipment. In the event any of such impositions and any penalties or interest thereon shall be paid by Lessor or if Lessor is required to collect and pay the foregoing, Lessee shall promptly reimburse Lessor upon demand for such sums and for any expenses incurred therein. Lessor agrees that if Lessee determines in good faith that a claim exists to all or a portion of any such imposition in respect to which Lessee has made payment to Lessor as aforesaid, Lessor shall, upon request and at the expense of the Lessee, take all such legal or other appropriate action in order to sustain such claim. Lessor shall not be obligated to take any such legal or other appropriate action unless Lessee shall first have indemnified Lessor for all liabilities and expenses which may be entailed therein, and shall have furnished Lessor with such reasonable security therefor as may be requested. Lessee shall be entitled to the proceeds of the successful prosecution of any such claim.

                  Section 11. Default and Remedies.

                  11.1 An event of default shall occur if (a) Lessee fails to pay when due any installment of Rent or any other sum payable hereunder; provided, however, no event of default shall be deemed to have occurred on account of this clause (a) unless and until Lessor has provided Lessee five (5) days written notice of such payment failure and Lessee has failed to cure the payment failure during the five (5) day period; and provided, further, that Lessee shall only be entitled to such notice and five (5) day non default period an aggregate of twice during the Term and no notice of payment default need be given by Lessor thereafter; (b) either party fails to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by it hereunder, and such failure continues for a period of fifteen
(15) days after written notice of such failure (other than the requirement to maintain insurance for which no period of grace shall apply); (c) either party ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due or such fact is determined by judicial proceedings, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, rearrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of, all or any substantial part of its assets or properties; (d) Lessee attempts to move, remove, sell, transfer, encumber, part with possession or sublet the Equipment or any item thereof in breach of this Lease; or (e) Lessee fails to maintain the insurance required hereunder.

                  11.2 Upon the occurrence of an event of default, Lessor or Lessee, as applicable, at its option, may take one or more of the following actions: (a) proceed by appropriate court action or actions either at law or in equity to enforce performance by the other party of the applicable covenants and terms of this Lease or to recover from the applicable party, any and all damages or expenses including reasonable attorneys' fees, which the such party shall have sustained by reason of the defaulting party in any covenant or covenants of this Lease or on account of such party's enforcement of its remedies hereunder;
(b) in the event Lessee has brought about the event of


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default, terminate Lessee's rights under this Lease whereupon Lessee, at its sole cost and expense, shall cause the Equipment to be delivered to Lessor in accordance with Section 12 hereinbelow; or (c) in the event that Lessee has brought about the event of default, take possession of all of the Equipment leased hereunder, and thereupon Lessee's right to the possession thereof shall terminate. Notwithstanding the foregoing, in the event of repossession of the Equipment, Lessor shall not be entitled to receive more than is provided in
Section 11.3 below.

                  11.3 In the event of any such repossession as provided in 11.2(c) above, Lessor may either lease the Equipment or any portion thereof for such period and rental, and to such persons as Lessor may elect, or sell the Equipment or any portion thereof at public or private sale and without demand or notice of intention to sell or of sale, or presence of the same at the place of sale. If any Equipment is sold, leased or otherwise disposed of pursuant to this Subsection 11.3, Lessee shall be liable to Lessor for, and Lessor may recover from Lessee, as liquidated damages for the breach of this Lease but not as a penalty, the amount by which the proceeds of such lease, sale or other disposition (less the expense of retaking, servicing, repairing, demonstrating, storing, leasing, selling or other disposition) is less than the sum of (a) all due and unpaid rent for such Equipment; (b) the Net Book Value of the Equipment repossessed; (c) an amount equal to due and payable impositions, and other amounts payable hereunder by Lessee with respect to such Equipment; and (d) interest at the lesser of one and one-half percent (1-1/2%) per month or the highest legal rate permitted to be contracted for, charged, paid, taken or received under applicable law (the "Maximum Rate") on each of the foregoing and on all sums not paid when due under any provision of this Lease. If on the date of such termination or repossession any Equipment shall be damaged, lost, stolen or destroyed, or be subject to any levy, seizure, assignment, application for sale for or by any creditor or governmental agency, other than damages caused by or attributable to Lessor or its agents, Lessee shall also be liable to Lessor as provided in Section 8 with regard to such Equipment, less the amount of any insurance recovery received by Lessor in connection therewith.

                  11.4 No right or remedy conferred upon or reserved to Lessor by this Lease shall be exclusive of any other right or remedy herein or by law provided; all rights and remedies of Lessor conferred upon Lessor by this Lease or by law shall be cumulative and in addition to every other right and remedy available to Lessor.

                  11.5 In the event of any default, the defaulting party shall pay to the non defaulting party a reasonable sum for attorneys' fees and such costs and expenses as shall have been incurred by the non defaulting party in the enforcement of any right or privilege hereunder.

                  Section 12. Return of Equipment.

                  12.1 Prior to the expiration or other termination of this Lease, unless otherwise agreed in writing, Lessee will schedule an inspection of the Equipment to be performed and completed immediately prior to the return of the Equipment to Lessor jointly by Lessee and Lessor, and Lessee, at its sole cost and expense, will pay for all work determined by such inspection to be necessary to enable Lessee to return the Equipment to Lessor at a location reasonably specified by Lessor free from all advertising or insignia placed thereon by Lessee and in the same condition and appearance as when first received by Lessee, reasonable wear and tear only excepted. In the event


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Lessee and Lessor are not able to mutually agree with respect to the foregoing by the date the Equipment is due to be returned to Lessor, Lessor shall, subject to Lessee's approval (which shall not be unreasonably denied), appoint an appropriate service and repair facility to inspect the Equipment and perform the work described above. In the event any required work, repairs or services should delay the return of the Equipment to Lessor beyond the expiration date of the Lease or other termination date, Lessee shall continue to pay Rent in the same manner as if there had been no expiration or other termination of the Lease until all such required work, repair, or servicing has been completed and the Equipment returned to Lessor as provided hereinabove.

                  12.2 Unless Lessee has purchased the Equipment pursuant to the Equipment Purchase Agreement, then in the event Lessee does not return the Equipment to Lessor in the condition described in Section 12.1 above, Lessor may, without limiting its remedies hereunder on account of such failure, make any repairs or replacements reasonably necessary to restore such Equipment to said condition, and Lessee shall immediately reimburse Lessor on demand for the expense of any such repairs or restoration and until all such work has been satisfactorily completed and Lessor reimbursed for any expense in connection therewith, Lessee shall continue to pay Rent in the same manner as if there has been no expiration or termination of the Lease with respect to such Equipment.

                  Section 13. Assignment, Sublease and Mortgage.

                  13.1 Lessee acknowledges and understands that the terms and conditions of this Lease have been fixed by Lessor to permit Lessor, at its sole election, to sell all or any portion of the Equipment to a Supplemental Purchaser, so long as any such purchaser purchases the Equipment subject to the terms of this Lease and assumes the obligations of Lessor hereunder. Any such purchaser is expected to rely and shall be entitled to the benefit of the provisions of this Section 13.1. In connection therewith, Lessor agrees to provide to Lessee not less than fifteen (15) days prior written notice of any such assignment. In consideration of the provisions hereof, Lessee agrees with Lessor and with such purchaser and/or such other party (for whose benefit this covenant is expressly made) to do as follows: (a) to recognize any such assignment; (b) to accept the directions or demands of such assignee in place of those of Lessor in accordance with the terms of this Agreement (or in addition to those of Lessor if the Supplemental Purchaser purchases only a portion of the Equipment); (c) to surrender any Equipment only to such assignee in accordance with the terms of this Agreement; (d) to pay all rent payable hereunder and to do any and all things required of Lessee hereunder; and (e) to execute any documents (or consents to the assignment) which Lessor may reasonably request in order to effectuate the foregoing. In addition to the foregoing, this Lease may be assigned by Lessor to any successor of Lessor, no matter how such successor is brought about. HOWEVER, NOTHING HEREINABOVE SHALL RELIEVE LESSOR FROM ITS OBLIGATIONS TO LESSEE HEREUNDER; AND ANY SUCH ASSIGNMENT OR TRANSFER SHALL BE SUBJECT AND SUBORDINATE TO THE TERMS AND PROVISIONS OF THIS LEASE AND THE RIGHTS AND INTERESTS OF LESSEE HEREUNDER.

                  13.2 Lessee may not, without prior written consent by Lessor, assign any part of this Lease or sublease all or any part of the Equipment included herein; provided, however, Lessee may upon prior written notice to Lessor assign all or any part of this Lease to any direct or indirect


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subsidiary of Lessee. In the event Lessee desires to do any of the foregoing,
Lessee shall provide Lessor with a list of the Equipment to be subleased, along with the name and address of the proposed sublessee or assignee. Such sublessee or assignee shall cooperate with Lessor in matters relating to credit worthiness of the sublessee, and Lessor shall have reasonable discretion as to whether to permit the sublease or assignment, except as provided above. In the event Lessor desires to permit Lessee to sublease the Equipment or assign the Lease, Lessor shall be permitted to impose reasonable requirements upon the sublessee, including the making by sublessee of the representations contained in Section 16 hereof. Even if Lessor permits such sublease or assignment, Lessee shall remain liable for all obligations of the sublessee under this Lease.

                  Section 14. Personal Property; Expenses; Further Assurances. The Equipment shall remain personal property regardless of whether it becomes affixed or attached to real property or any improvement thereof. Lessee will not permit any Equipment to become so related to any particular real estate so as to become a fixture on such real estate or to be installed in or affixed to other goods so as to become an accession to such other goods, except as may already be the case. Lessee agrees to execute all such agreements and other documents, and to obtain the execution thereof by other persons as Lessor may request, in recordable form, by all parties having an interest in any real property to which any of the Equipment is related, with respect to the identity of the Equipment as personal property, and the disclaimer of any interest in the Equipment by such other persons. Lessee consents to the recordation of all such agreements and documents. Lessee agrees to pay all out-of-pocket costs and expenses (including legal fees and expenses) of Lessor in connection with the enforcement of this Lease.

                  Section 15. Notices. All notices, requests, consents and other communications hereunder shall be given in the manner and to the addresses described in the Asset Purchase Agreement.

                  Section 16. Additional Representations, Warranties and Covenants. Each of Lessor and Lessee represents, warrants and covenants to each other all of the following: (a) such party is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or domiciled, and is duly qualified and authorized to do business wherever the nature of its activities or the ownership of its properties require such qualification and authorization; (b) such party has the full power, authority and legal right to execute, deliver and perform the terms of this Lease; and this Lease has been duly authorized by all necessary corporate or other applicable action of such party and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms; (c) there is no law, nor any charter or bylaw provision of such party, nor any provision in any existing mortgage, indenture, contract or agreement binding upon such party which would be contravened by the execution, delivery or performance by such party of this Lease; (d) no consent of the shareholders, or of any trustee or holder of any indebtedness of such party is or will be required as a condition to the validity of this Lease, or if required, all such consents have been obtained and duly certified copies thereof shall be delivered to the other party; and (e) no registration with, or approval of, any governmental agency or commission is necessary for the execution, delivery or performance by such party of the terms of this Lease or for the validity and enforceability thereof or with respect to the obligations of such party hereunder, or if required, all such registrations and approvals have been or will be duly made or obtained and certified copies thereof shall be delivered to the other party.

                  Section 17. Conditions Precedent to Obligations of Lessor. The obligations of Lessor hereunder are subject to the conditions precedent that Lessor shall have received all of the documents and items set forth below in form and substance satisfactory to Lessor.

                  17.1 Lessor shall have received resolutions of the Board of Directors of Lessee certified by its Secretary or an Assistant Secretary, which authorize the execution, delivery and performance by Lessee of this Agreement and any other documents relating hereto.

                  17.2 Lessor shall have received a certificate of incumbency certified by the Secretary or an Assistant Secretary of Lessee certifying the names of the officers of Lessee authorized to sign the Lease and the other documents to be executed in connection herewith, together with specimen signatures of such officers.

                  17.3 Lessor shall have received such Uniform Commercial Code financing statements evidencing the Lease, executed by Lessee, as Lessor may request.

                  17.4 Lessor shall have received copies of all Insurance Policies required by Section 7, together with loss payable endorsements in favor of Lessor with respect to all insurance policies covering the Equipment.

                  17.5 Lessor shall have received an opinion of Akerman, Senterfitt & Eidson, P.A., legal counsel to Lessee.

                  Section 18. Conditions Precedent to Obligations of Lessee. The obligations of Lessee hereunder are subject to the conditions precedent that Lessee shall have received all of the documents and items set forth below in form and substance satisfactory to Lessee.

                  18.1 Lessee shall have received resolutions of the Board of Directors of Lessor certified by its Secretary or an Assistant Secretary, which authorize the execution, delivery and performance by Lessor of this Agreement and any other documents relating hereto.

                  18.2 Lessee shall have received a certificate of incumbency certified by the Secretary or an Assistant Secretary of Lessor certifying the names of the officers of Lessor authorized to sign the Lease and the other documents to be executed in connection herewith, together with specimen signatures of such officers.

                  Section 19. Further Assurance. From time to time, each party shall execute and deliver to the other such additional documents and will provide such additional information as shall be reasonably requested to carry out the terms of this Agreement.

                  Section 20. Governing Law. THIS LEASE HAS BEEN EXECUTED, DELIVERED AND ACCEPTED PURSUANT TO A TRANSACTION NEGOTIATED, CONSUMMATED, AND TO BE PERFORMED IN FLORIDA AND IS INTENDED TO BE

A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. LESSEE HEREBY WAIVES ALL OBJECTIONS TO THE VENUE OF ANY STATE COURT SITTING IN BROWARD COUNTY, FLORIDA OR FEDERAL COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, IN ANY ACTION INSTITUTED BY LESSOR (OR ANY ASSIGNEE OF LESSOR) BY REASON OF ENFORCEMENT OF THIS LEASE OR ANY OF THE DOCUMENTS RELATED THERETO.

                  Section 21. Miscellaneous. (a) This Lease may not be amended except in writing and shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; (b) any forbearance or indulgence by any party hereunder shall not constitute a waiver of any of its rights or remedies; (c) any provision of this Lease which is unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; (d) Section headings are for convenience only and do not define or limit the terms thereof; (e) if Lessee fails to pay or perform any obligations payable or performable under this Lease, Lessor, at its option, may cure such failure at Lessee's expense; (f) this Lease is non-cancelable except as provided herein; and (g) except as otherwise set forth herein, all sums payable by Lessee under this Lease not paid when due shall accrue interest at the lesser of the Maximum Rate or at the rate of one percent (1%) per month, whichever is lesser. This Lease shall become binding on Lessor only upon Lessor's execution thereof and delivery of a counterpart hereof to Lessee.

                  This Lease consists of the foregoing and all Schedules and addenda (if any) attached hereto and executed by the parties and correctly sets forth the entire agreement of the parties as to the subject matter hereof. By execution hereof, the signers certify that they have read this Lease and that they are duly authorized to execute it in the capacity set forth below.

                        [REMAINDER OF THIS PAGE IS BLANK]

                    EXECUTED this 1st day of December, 2000.

                                        LESSOR:

                                        AVIATION SALES DISTRIBUTION
                                        SERVICES COMPANY

                                        By: /s/ Benito Quevedo
                                           -------------------------------------
                                           Name: Benito Quevedo
                                                --------------------------------
                                           Title: President
                                                 -------------------------------


                                        LESSEE:

                                        KELLSTROM INDUSTRIES, INC.

                                        By: /s/ Oscar Torres
                                           -------------------------------------
                                           Name: Oscar Torres
                                                --------------------------------
                                           Title: Chief Financial Officer
                                                 -------------------------------

                                        AVS:

                                        AVIATION SALES COMPANY

                                        By: /s/ Benito Quevedo
                                           -------------------------------------
                                           Name: Benito Quevedo
                                                --------------------------------
                                           Title: President and C.O.O.
                                                 -------------------------------